EXHIBIT 99.1

Contacts:
Indus International	Kalt Rosen & Co.
Gary Frazier, Corporate Communications	Pierre Hirsch
770-989-4188, gary.frazier@indus.com	415/397-2686
Indus International Reports Fiscal First Quarter Results
Third Consecutive Quarter of Profitability and Positive Cash Flow
ATLANTA, July 28, 2005 — Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced the results of operations for its first quarter of fiscal 2006 and updated prior financial guidance for future financial performance.
Total revenue for the first quarter of fiscal 2006 was $33.6 million, compared with $38.6 million in the same quarter last year. Revenue from software license fees totaled $6.6 million, compared to $9.4 million from the same period a year ago. Software license fees in last year’s first quarter included more than $5 million of previously deferred revenue recognized under a legacy contract executed in fiscal 2003. Net income for the quarter was $1.6 million, or $0.03 per fully diluted share, compared to a net loss of $9.0 million, or $0.16 per fully diluted share, in the same quarter last year. The net loss in the first quarter of fiscal 2005 included a restructuring charge for the costs to vacate excess office space and terminate certain employees totaling $9.6 million.
Adjusted net income for the first quarter of fiscal 2006, which excludes restructuring charges, benefits and adjustments thereto, was $1.7 million, or $0.03 per fully diluted share. Adjusted net income for the first quarter of fiscal 2005, which excludes the aforementioned $9.6 million restructuring charge, was $593,000, or $0.01 per fully diluted share. A reconciliation of adjusted net income (loss) is included with the financial statements that are part of this press release.
Key Quarterly Financial and Business Highlights:
•	Adjusted net income rose to 3 cents per share from 1 cent per share
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Indus Announces Fiscal First Quarter 2006 Results, page 2
•	Cash increased $1.6 million, cash flow from operations exceeded $2.4 million, and cash increased by more than $10 million over the last three quarters
•	Signed a multimillion-dollar contract with a large Southwestern utility which now owns the full complement of our SDM solution — Asset Suite, Customer Suite and Service Suite
•	Signed a significant contract for Indus Asset Suite with La Compagnie Generale Des Matieres Nuclearires (COGEMA), a major French nuclear power provider
•	Signed contracts with new and existing customers, including Danka Europe Limited; Hawaiian Telecom Communications, Inc.; Enterprise Nationale De Services Aux Puits, a Sonatrach Company; Basic Energy Services, L.P.; and San Jacinto College
•	Licensed Service Suite in more than 55 percent of software deals, demonstrating continued strong demand for our full SDM offering
Executive Commentary
“I’m pleased with the way we kicked off fiscal 2006, even though it is traditionally a seasonally challenging quarter,” said Indus President and CEO Greg Dukat. “Our financial results demonstrate our team’s ability to capitalize on the opportunities coming our way. Customer interest in our full complement of SDM solutions is building, affording us cross-selling opportunities into existing customers and entries into new vertical markets. The growth potential of Service Suite in new vertical markets is particularly exciting. Our recent investments to improve our partnerships with large systems integrators are also paying dividends with meaningful first quarter revenue being influenced by our business partners. I am confident we will continue to be successful as we execute on our plans.”
Indus Chief Financial Officer Tom Williams added, “The decline in revenues from the prior year belies the quality of our first quarter performance. The first quarter of last year included more than $5 million of previously deferred license fees recognized under a contract executed in fiscal 2003 and approximately $1 million of outsourcing revenue under a non-strategic contract which we chose to exit in the second half of fiscal 2005. We believe that our three-fold increase in adjusted net income over last year overshadows the decline in revenues. Our productivity and business efficiencies have substantially improved.”
Williams added “The financial performance over the three most recent consecutive quarters ranks high in the history of Indus. As I prepare to leave Indus, I am confident the
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Indus Announces Fiscal First Quarter 2006 Results, page 3
company has an exceptional management team and committed employee base that can take advantage of the opportunities that lie ahead.”
Business Outlook
For our fiscal year ending on March 31, 2006, we currently project adjusted net income, which excludes restructuring charges and benefits, to fall within a range of $0.12 and $0.18 per fully diluted share. A reconciliation of adjusted net income (loss) is included with the financial statements that are part of this press release. These projections assume no significant changes to the current general economic environment and the capital spending environments within our markets over the next few months.
Investor Call
As announced on July 11, Indus will conduct an investor conference call to discuss the Company’s results and other matters related to the Company at 4:30 p.m. (Eastern) today. Investors may access the conference call over the Internet via the Company’s Website (investor.indus.com), or via telephone by dialing 800-938-0653 (International callers dial 973-321-1100). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, a replay will be available through midnight (Eastern), August 11, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID #6253096; or by going to the Company’s Website (Investor.Indus.com).
Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors at any time prior to and during the call. Individual investors should send their questions via email to investorqa@indus.com.
About Indus International
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce
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Indus Announces Fiscal First Quarter 2006 Results, page 4
management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated operating results for the year ending March 31, 2006, and the growth potential of the Company’s Service Suite product. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2005 Annual Report on Form 10-K and the Form 10-Q for the quarter ended June 30, 2005, anticipated to be filed with the SEC on or before August 9, 2005, for a further discussion of these and other risks.
The information presented in this press release includes financial measures using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges as well as subsequent revisions of the estimates used in the determination of such charges which relate to excess lease costs for vacated space and severance costs in the three-month periods shown and discussed herein. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.
Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.
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Indus Announces Fiscal First Quarter 2006 Results, page 5
INDUS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2005	March 31, 2005
ASSETS

Current assets:

Cash and cash equivalents	$29,421	$27,779
Restricted cash	81	194
Billed accounts receivable, net	11,695	17,225
Unbilled accounts receivable	6,107	12,240
Other current assets	3,700	3,672

Total current assets	51,004	61,110
Property and equipment, net	29,649	30,755
Capitalized software, net	4,701	5,014
Goodwill	7,442	7,442
Acquired intangible assets, net	10,167	10,536
Restricted cash, noncurrent	5,823	5,821
Other assets	520	427

Total assets	$109,306	$121,105

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Notes payable	$767	$767
Accounts payable	2,846	4,208
Accrued liabilities	14,525	19,213
Deferred revenue	27,071	33,239

Total current liabilities	45,209	57,427
Income taxes payable	3,096	3,137
Mortgage and other liabilities	19,058	20,128

Stockholders’ equity:

Common stock	58	58
Additional paid-in capital	165,924	165,280
Treasury stock, at cost	(4,681)	(4,681)
Deferred compensation	(309)	—
Accumulated deficit	(119,709)	(121,322)
Accumulated other comprehensive income	660	1,078

Total stockholders’ equity	41,943	40,413

Total liabilities and stockholders’ equity	$109,306	$121,105

Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977
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Indus Announces Fiscal First Quarter 2006 Results, page 6
INDUS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share data)

	Three Months Ended
	June 30,
	2005	2004
		(As restated) (1)
Revenue:
Software license fees	$6,603	$9,433
Services:
Support, outsourcing and hosting	14,285	14,794
Consulting, training and other	12,733	14,325

Total revenue	33,621	38,552

Cost of revenue:
Software license fees	680	2,069
Services:
Support, outsourcing and hosting	3,452	4,993
Consulting, training and other	9,291	10,569

Total cost of revenue	13,423	17,631

Gross margin	20,198	20,921

Operating expenses:
Research and development	7,836	8,703
Sales and marketing	6,942	8,018
General and administrative	3,804	3,587
Restructuring expenses	43	9,601

Total operating expenses	18,625	29,909

Operating income (loss)	1,573	(8,988)

Other income	56	83

Pre-tax income (loss)	1,629	(8,905)

Provision for income taxes	16	103

Net income (loss)	$1,613	$(9,008)

Net income (loss) per share:

Basic	$0.03	$(0.16)

Diluted	$0.03	$(0.16)

Shares used in computing per share data:

Basic	57,551	57,063
Diluted	58,744	57,063
(1)	-As reported on May 10, 2005, the Company restated previously issued financial statements dating back to the fiscal year ended December 31, 2000 to reflect a correction in its accounting practices for leases and leasehold improvements.
Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977
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Indus Announces Fiscal First Quarter 2006 Results, page 7
INDUS INTERNATIONAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
(In Thousands, except per share data)

	Three Months Ended
	June 30,
	2005	2004
		(As restated) (1)
Reconciliation of adjusted net income *:

Net income (loss)	$1,613	$(9,008)
Restructuring expenses	43	9,601

Income tax effect	—	—

Adjusted net income*	$1,656	$593

Adjusted net income per diluted share*	$0.03	$0.01

(1)	-As reported on May 10, 2005, the Company restated previously issued financial statements dating back to the fiscal year ended December 31, 2000 to reflect a correction in its accounting practices for leases and leasehold improvements.

*	The information presented above includes financial measures using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges, as well as subsequent revisions of the estimates used in the determination of such charges, relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.
Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977
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